To the Holders of:
Structured Asset Trust Unit Repackagings (Saturns)
Goldman Sachs Group Debenture Backed
Series 2003-6
Class A CUSIP NO. 80411D106
Class B CUSIP NO. 80411DAA4
Distribution Date: February 15, 2012
U.S. Bank National Association, as Trustee for the Trust, hereby gives notice with respect to the Distribution Date as follows:
The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, is as set forth below:
Beginning Principal Principal Payment Ending Principal
Fixed Rate
Day Count
Fixed Interest
Amount Due
Aggregate
Interest Due
and Unpaid
Total
Distribution
25,000,000.00 $ $0.00 25,000,000.00 $ 6.000% 30/360 750,000.00 $ $0.00 750,000.00 $
25,000,000.00 $ $0.00 25,000,000.00 $ 0.10875% 30/360 13,593.75 $ $0.00 13,593.75 $
$2,000.00
$31.25
Underlying Security Goldman Sachs Group Inc. 6.125% Debentures Due Feb 15, 2033
15th of Feb/Aug or NBD
38141GCU6
$25,000,000.00
6.125%
$765,625.00
CUSIP Moody's S & P Moody's Date S & P Date
80411D106 Aa3 A+ A1 23-Dec-08 A- 16-Dec-11
80411DAA4 Aa3 A+ A1 23-Dec-08 A- 16-Dec-11
Underlying Security Aa3 A+ A1 16-Dec-08 A- 29-Nov-11
*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness.
It is included for the convenience of the Holders.
Current Principal Balance
Annual Coupon Rate (Fixed)
Interest Payment Received
Original Ratings Current Ratings
Additional Information
Trustee Fees
Expense Account Deposit
Payment Dates
Cusip